                  Volkswagen Credit Auto Master Trust 1996-1

--------------------------------------------------------------------------------

                  Distribution Date Statement: April 17, 2000

a.    Aggregate Amount of Collections                                                $391,711,115.07
      Aggregate Amount of Interest Collections                                       $  5,217,085.28
      Aggregate Amount of Principal Collections                                      $386,494,029.79
      Investment Proceeds                                                            $          0.00

b.    Series Allocation Percentage                                                            100.00%
      Floating Allocation Percentage                                                           52.00%
      Fixed Allocation Percentage                                                              52.00%

c.    Total Amount Distributed on Series 1996-1                                      $  2,118,789.06

d.    Amount of Such Distribution Allocable to Principal on 1996-1                   $          0.00

e.    Amount of Such Distribution Allocable to Interest on 1996-1                    $  2,118,789.06

f.    Investor Default Amount                                                        $          0.00

g.    Draw Amount                                                                    $          0.00

h.    Investor Charge Offs                                                           $          0.00
      Amounts of Reimbursements                                                      $          0.00

i.    Monthly Servicing Fee                                                                     1.00%

j.    Expected Controlled Distribution Amount                                        $187,500,000.00

k.    Invested Amount                                                                $375,000,000.00

l.    Pool Factor                                                                             100.00%

m.    Available Subordinated Amount                                                  $ 61,535,798.71

n.    Reserve Fund Balance                                                           $  1,875,000.00

o.    Principal Funding Account Balance                                              $          0.00
      Yield Supplement Account Balance                                               $  1,875,000.00

VW CREDIT, INC. - SERVICER                                               Page 1
13-Apr-00
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                                        From           To      Days
                                                                                  ----------------  ---------  ----
Current Interest Period                                                       3/15/2000   4/16/2000    33

Series Allocation Percentage                                                               100.00%

Initial Principal Balance                                                         $375,000,000.00
Outstanding Principal Balance                                                     $375,000,000.00
Principal Balance of Receivables for Determination Date                           $711,056,520.46
Amount Invested in Receivables on Series Issuance Date                            $375,000,000.00
Initial Invested Amount                                                           $375,000,000.00
Invested Amount at the Beginning of Period                                        $375,000,000.00
Invested Amount                                                                   $375,000,000.00
Required Subordinated Amount                                                      $ 61,535,798.71
Excess Funded Amount                                                              $          0.00

Available Subordinated Amount (previous period)                                   $108,240,665.31
Incremental Subordinated Amount (previous period)                                 $  6,913,155.01

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                          $  1,875,000.00
Yield Supplement Account Beginning Balance                                        $  1,875,000.00
Yield Supplement Account Required Amount                                          $  1,875,000.00

Reserve Fund Initial Deposit                                                      $  1,875,000.00
Reserve Fund Required Amount                                                      $  1,875,000.00
Reserve Fund Beginning Balance                                                    $  1,875,000.00

Outstanding Carryover Amount - Beginning Balance                                  $          0.00
Yield Supplement Account Draw Amount                                              $          0.00
Outstanding Carryover Amount - Ending Balance                                     $          0.00
Yield Supplement Account Balance - Ending Balance                                 $  1,875,000.00
Yield Supplement Account Required Deposit Amount                                  $          0.00

Reserve Fund Draw Amount                                                          $          0.00
Reserve Fund Ending Balance                                                       $  1,875,000.00
Reserve Fund Required Deposit Amount                                              $          0.00

1-month LIBOR Rate (annualized)                                                         6.0037500%
Certificate Coupon (annualized)                                                         6.1637500%
Prime Rate (annualized)                                                                 9.0000000%
Servicing Fee Rate (annualized)                                                             1.000%
Excess Spread                                                                           1.9962500%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                           $721,173,263.26
Pool Balance at the Ending of Period                                              $741,437,302.22
Average Aggregate Principal Balance                                               $731,305,282.74

Aggregate Principal Collections                                                   $437,486,325.70
New Principal Receivables                                                         $456,573,880.00
Receivables Added for Additional Accounts                                         $          0.00
Investor Default Amount                                                           $          0.00
Net Losses                                                                        $          0.00
Monthly Interest Accrued, but not Paid                                            $          0.00
Ineligible Receivables                                                            $    182,394.00

Ineligible Receivables in Prior Collection Period                                 $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                        $          0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                             $          0.00
Spread Over Prime for Portfolio                                                              0.16%
Weighted Average Interest Rate                                                               9.16%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                 0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                               $ 40,840,235.99
Used Vehicle Percentage                                                   5.508%
Used Vehicle Percentage During Last Collection Period                     5.629%
Early Amortization Event?                                             NO
Largest Dealer or Dealer Affiliation Balance                    $ 24,922,203.69
Largest Dealer Percentage                                                 3.456%

Aggregate Principal Amount of Receivables of Dealers over 2%    $ 13,596,128.58
Aggregate % Principal Amount of Receivables of Dealers over 2%            1.834%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                 $391,711,115.07
Aggregate Amount of Interest Collections                        $  5,217,085.28

Investment Proceeds                                             $          0.00
Aggregate Amount of Principal Collections                       $386,494,029.79
Asset Receivables Rate                                                    6.886%
Use Asset Receivables Rate?                                           NO
Carryover Amount (this Distribution Date)                                   N/A
Total Carryover Amount                                                      N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                      59.82%
Previous Collection Period Monthly Payment Rate                           49.05%
Monthly Payment Rate 3 months ago                                         54.58%
3-month Average Payment Rate                                              54.48%
12-month Minimum Payment Rate                                             49.05%
Early Amortization Event?                                             NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                              NO
Last Day of Revolving Period                                           03/31/00
Invested Amount as of Last Day of Revolving Period              $375,000,000.00
Accumulation Period Length (months)                                           2
First Accumulation Date                                                04/01/00
Expected Final Payment Date                                            06/15/00
Required Participation Percentage                                          4.00%
Principal Funding Account Balance                               $          0.00

Principal Payment Amount                                        $          0.00
Controlled Deposit Amount                                       $187,500,000.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                             $  2,118,789.06
ii.   Monthly Servicing Fee Distribution                        $    312,500.00
iii.  Reserve Fund Deposit Amount Distribution                  $          0.00
iv.  Investor Default Amount Distribution                       $          0.00
v.  Outstanding Carryover Amount Distribution                   $          0.00
vi. Yield Supplement Account Deposit Amount Distribution        $          0.00
                                                                ---------------
      Excess Servicing                                          $    281,522.24

Excess Servicing (Previous Period)                              $    682,117.19

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                               $           0.0
Draw Amount                                                     $           0.0

VW CREDIT, INC. -- SERVICER                                               Page 2
13-Apr-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------




                    Collections             Accrual         Distribution
                ------------------       -------------   ----------------
From:                    15-Mar-00
To:                      16-Apr-00
Days:                           33

LIBOR Rate               6.0037500%
(1 month)

Series #                       1     Active
VCI Rating:                  N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                                         Series                                             Excess      Required
Series                 Series          Allocation         Invested         Subordinated     Funded    Participation
Number                  Name           Percentage          Amount             Amount        Amount     Percentage
----------------  ----------------   ---------------   ---------------    --------------    ------    -------------
                  Trust                                $375,000,000.00    $61,535,798.71     $0.00         N/A
1                 Series 1996-1           100.00%      $375,000,000.00    $61,535,798.71     $0.00        4.00%

                     Required         Outstanding
Series            Participation       Certificate
Number                Amount            Balance
----------------  --------------    ---------------
                  $  15,000,000.00
1                 $  15,000,000.00  $375,000,000.00

VW CREDIT, INC. -- SERVICER
13-Apr-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                                EXCESS SPREAD CALCULATION
---------------                                                                -------------------------
Initial Invested Amount                            $375,000,000.00             Weighted Average Rate Charged to    9.16%
                                                                               Dealers
Invested Amount                                    $375,000,000.00             LIBOR                               6.00%
Controlled Accumulation Amount                     $187,500,000.00             Certificate Rate (LIBOR+16 b.p.)    6.16%
Required Subordinated Amount                       $ 61,535,798.71             Servicing Fee Rate                  1.00%
Annualized Servicing Fee Rate                                 1.00%            Investor Net Losses                 0.00%
                                                                                                                   ----
First Controlled Accumulation Date                       01-Apr-00             Excess Spread                       2.00%
Accumulation Period Length (months)                              2
Expected Final Payment Date                              15-Jun-00
Initial Settlement Date                                  28-Mar-96
Required Participation Percentage                             4.00%
Subordinated Percentage                                      14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
---------------------                                   -----              ------                 ------            ------
Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $61,535,798.71       $0.00
  Floating Allocation Percentage                             52.00%              52.00%
  Fixed Allocation Percentage                                52.00%

Principal Collections                              $386,494,029.79     $386,494,029.79             N.A.              N.A.
New Principal Receivables                           456,573,880.00     $456,573,880.00             N.A.              N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.              N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.              N.A.
Controlled Deposit Amount                          $187,500,000.00     $187,500,000.00             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $61,430,369.89       $0.00
  Floating Allocation Percentage                             50.58%              50.58%


Non-Principal Receivables
-------------------------

Interest Collections                               $  2,712,811.30
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 4
13-Apr-00


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                         Current                  Previous
----------------------------------                         -------                  --------
Available Subordination Amount (Previous)                 $108,240,665.31         $107,601,558.96
  Required Subordination Draw Amount                      $          0.00         $          0.00
  Reserve Fund Funds to Inv. Default Amount               $          0.00         $          0.00
  Excess Servicing (Previous Period)                      $    682,117.19         $    639,106.35
                                                          ---------------         ---------------
(a) Available Subordinated Amount?                        $108,922,782.50         $108,240,665.31

(b) Available Subordinated Amount?                        $ 53,571,428.57         $ 53,571,428.57

Available Subordinated Amount                             $ 61,535,798.71         $ 60,484,583.58

Incremental Subordinated Amount                           $  7,964,370.13         $  6,913,155.01
  Overconcentration Amount                                $ 13,596,128.58         $ 11,450,631.96

Beginning Reserve Fund Balance                            $  1,875,000.00         $  1,875,000.00
Reserve Fund Required Balance                             $  1,875,000.00         $  1,875,000.00
Reserve Fund Draw                                         $          0.00         $          0.00
Reserve Fund Required Deposit                             $          0.00         $          0.00
Reserve Fund Deposit Amount                               $          0.00         $          0.00
Reserve Fund Release                                      $          0.00         $          0.00
Ending Reserve Fund Balance                               $  1,875,000.00         $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                            $  5,217,085.28         $  5,389,242.01
  Certificateholder Interest Collections                  $  2,712,811.30         $  2,820,710.94
  Subordinate Interest Collections                        $    445,160.03         $    454,958.74
Investment Income                                         $          0.00         $          0.00
Reserve Fund Balance                                      $  1,875,000.00         $  1,875,000.00
                                                          ---------------         ---------------
Total Interest  Available                                 $  5,032,971.33         $  5,150,669.68

Interest Shortfall                                        $          0.00         $          0.00
Additional Interest                                       $          0.00         $          0.00
Carry-over Amount                                         $          0.00         $          0.00
Carry-over Shortfall                                      $          0.00         $          0.00
Additional Carry-over Shortfall                           $          0.00         $          0.00

Monthly Servicing Fee                                     $    609,421.07         $    599,019.65
Investor Monthly Servicing Fee                            $    312,500.00         $    312,500.00